EXHIBIT 99.3

CHEMICAL FINANCIAL CORPORATION®

C123456789

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [•] p.m., Eastern Time, on [•], 2016.

Vote by Internet

- Go to **www.envisionreports.com/CHFCspc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

Proposal	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of January 25, 2016 by and between Talmer Bancorp, Inc. ("Talmer") and Chemical Financial Corporation ("Chemical"), under which Talmer will merge with and into Chemical (the "merger");	☐	☐	☐
2. To vote on a proposal to approve the issuance of shares of Chemical common stock, $1 par value per share, to shareholders of Talmer in connection with the merger;	☐	☐	☐
3. To vote on a proposal to approve an amendment to Chemical's articles of incorporation to increase the number of authorized shares of common stock from 60 million to 100 million;	☐	☐	☐
4. To cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to Chemical's named executive officers that is based on or otherwise related to the merger; and	☐	☐	☐
5. To vote on a proposal to approve the adjournment of the Chemical special meeting for a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve proposals 1 through 3 listed above.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 2 7 7 3 8 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02BPEB

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly voting your shares via Internet or telephone, or by returning your proxy in the enclosed envelope. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Proxy — Chemical Financial Corporation Special Meeting of Shareholders — [•], 2016 This Proxy Solicited on Behalf of the Board of Directors I (we) hereby authorize Gary E. Anderson, James R. Fitterling and David B. Ramaker, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of Common Stock of Chemical Financial Corporation that the undersigned may be entitled to vote held of record by the undersigned on [•], 2016, at the Special Meeting of Shareholders to be held on [•], 2016 at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan and any adjournments or postponements thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments or postponements thereof, thereby revoking all former proxies. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will vote FOR Proposals 1, 2, 3, 4 and 5 and in their discretion on any other matters that may come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +